Exhibit 99.1
AVERY DENNISON REPORTS
4th QUARTER AND YEAR-END 2007 EARNINGS

•	Reported net income per share of $0.81 for the fourth quarter, down from $1.04 per share last year, due to integration costs and interest expense related to the $1.3 billion acquisition of Paxar and other restructuring charges
➢	Adjusted earnings per share of $1.08, excluding the impact of restructuring and asset impairment charges and transition costs related to the Paxar integration.
•	Net sales increased approximately 21 percent to $1.71 billion
➢	Sales before the impact of the Paxar acquisition and foreign currency translation declined approximately 1 percent
•	On track to achieve estimated $115 to $125 million of annual cost synergies from Paxar integration by end of 2009
     PASADENA, Calif. — January 29, 2008 — Avery Dennison Corporation (NYSE:AVY) today reported net income of $79.4 million or $0.81 per share, compared with $104.7 million or $1.04 per share in the prior year. Results included restructuring and asset impairment charges, transition costs associated with the integration of Paxar, and other items, totaling $0.27 and $0.05 in the fourth quarters of 2007 and 2006, respectively. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
     Net sales from continuing operations for the fourth quarter were $1.71 billion, up approximately 21 percent from $1.41 billion for the same quarter last year. Sales before the impact of the Paxar acquisition and foreign currency translation were down approximately 1 percent from the prior year.
     The Company reported net income of $303.5 million or $3.07 per share for the full year 2007, compared with $373.2 million or $3.72 per share in the prior year. Results included restructuring and asset impairment charges, transition costs associated with the integration of Paxar, and other items, totaling $0.84 per share in 2007 and $0.12 per share in the prior year. Net sales were $6.31 billion in 2007, compared to $5.58 billion in the previous year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

     In the fourth quarter of 2007, Avery Dennison changed from the last-in, first- out (LIFO) inventory accounting method to the first-in, first-out (FIFO) method for certain businesses operating in the U.S. All the Company’s businesses now utilize the FIFO method of accounting for inventory. All results have been presented on a FIFO basis as if the accounting change occurred as of January 1, 2006.
     “2007 was a challenging year as U.S. retail markets slowed and market conditions for our pressure-sensitive materials business weakened, causing us to miss our revenue growth and profit objectives for the year,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. ”We took a number of actions to mitigate the effects of weaker market conditions, including accelerating productivity programs and reducing expenses.”
     “I am pleased with the Paxar acquisition, which positions us as the clear leader in the global retail information services market,” he added. “The integration of Paxar with our Retail Information Services Group has been virtually seamless to our customers and is on track to realize annual cost synergies of nearly $125 million by the end of 2009.”
     “We continue to achieve solid results in the emerging markets, particularly in China and India where we have expanded our capacity with several new manufacturing facilities,” Scarborough said. “Our radio frequency identification business is gaining traction with the number of inlays sold in 2007 nearly tripling from the previous year. Buoyed by Paxar’s RFID business, we expect sales of RFID products to reach $50 million in 2008.”
Additional Fourth Quarter Financial Highlights
(For a more detailed presentation of the Company’s results for the quarter, see Fourth Quarter 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
•	Operating margin (GAAP basis) was 5.7 percent, compared to 8.1 percent for the same period last year. Excluding interest expense, the effect of transition costs associated with the Paxar integration, restructuring and asset impairment charges, and other items, operating margin was 9.6 percent, compared to 9.4 percent for the previous year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

•	The effective tax rate for the quarter and full year 2007 was approximately 19 percent, in line with the Company’s guidance.

Segment Highlights
(See Attachment A-4: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $890 million, up 9 percent from the prior year. Organic sales growth for the segment was approximately 2 percent, reflecting soft market conditions in North America and Europe.

Segment operating margin (GAAP basis) was 8.9 percent, compared to 9.1 percent for the same period last year. Before restructuring and asset impairment charges, and other items, operating margin declined 40 basis points to 9 percent.

•	Retail Information Services sales grew 144 percent to $411 million, or about 1 percent before the benefits from the Paxar acquisition and currency translation. Growth of the core business continued to be slow due to the decline in orders for apparel shipped to North American retailers and brand owners, reflecting a weak domestic retail environment.

Segment operating margin (GAAP basis) was 0.5 percent, compared to 5.7 percent for the same period last year. Before restructuring and asset impairment charges, transition costs associated with the Paxar integration, and other items, operating margin was 6.8 percent.

•	Office and Consumer Products sales declined 5 percent to $272 million. Organic sales decline for the segment was approximately 8 percent, due to customer inventory reductions.

Segment operating margin (GAAP basis) was 20.6 percent, unchanged from the prior year. Before restructuring and asset impairment charges, and other items, operating margin was 21.9 percent, compared to 19.9 percent for the same period last year.
Outlook for the Year
     Avery Dennison announced that it expects reported (GAAP) earnings for 2008 to be in the range of $3.80 to $4.20 per share, including an estimated $0.35 per share in restructuring and asset impairment charges and Paxar integration costs. These charges and costs are subject to revision, as plans have not been finalized. Excluding these items, the Company expects full year earnings per share for 2008 to be in the range of $4.15 to $4.55 per share. (See Attachment A-6: “Preliminary Reconciliation of GAAP to Non-GAAP Measures (Full Year 2008 Estimates)”.)
     The Company’s earnings expectations reflect an assumption of reported revenue growth in the range of 9.5 to 12.5 percent, including a 6.5 percent contribution from the Paxar acquisition and an estimated 2 to 3 percent benefit from currency translation.

(For a more detailed presentation of the Company’s assumptions underlying its 2008 earnings expectations, see Fourth Quarter and Full Year 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2007 sales of $6.3 billion. Avery Dennison employs more than 30,000 individuals in 51 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson brand self-adhesive materials; Avery Dennison brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
#     #     #
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
     Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; credit risks; ability of the Company to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to this investigation or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
     The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases, without a significant loss of volume; (3) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar acquisition.

     For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 28, 2007, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the 4th
Quarter conference call with analysts, visit the Avery Dennison Web site at
www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 29, 2007	Dec. 30, 2006	Dec. 29, 2007	Dec. 30, 2006

Net sales	$1,714.0	$1,411.4	$6,307.8	$5,575.9
Cost of products sold	1,232.5	1,016.8	4,585.4	4,037.9

Gross profit	481.5	394.6	1,722.4	1,538.0
Marketing, general & administrative expense	333.0	262.4	1,182.5	1,011.1
Interest expense	34.3	13.3	105.2	55.5
Other expense, net (1)	16.2	5.1	59.4	36.2

Income from continuing operations before taxes	98.0	113.8	375.3	435.2
Taxes on income	18.6	8.7	71.8	76.7

Income from continuing operations	79.4	105.1	303.5	358.5
(Loss) income from discontinued operations, net of taxes	—	(0.4)	—	14.7

Net income	$79.4	$104.7	$303.5	$373.2

Per share amounts:
Net income per common share, assuming dilution
Continuing operations	$0.81	$1.04	$3.07	$3.57
Discontinued operations	—	—	—	0.15

Net income per common share, assuming dilution	$0.81	$1.04	$3.07	$3.72

Average common shares outstanding, assuming dilution	98.6	100.4	98.9	100.4

Common shares outstanding at period end	98.4	98.3	98.4	98.3

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Other expense for the fourth quarter of 2007 includes $16.2 of restructuring costs, asset impairment and lease cancellation charges.

Other expense, net, for the fourth quarter of 2006 includes restructuring costs, asset impairment and lease cancellation charges of $10.4, partially offset by gain on sale of assets of ($5.3).

Other expense, net, for 2007 includes $57.5 of asset impairment charges, restructuring costs and lease cancellation charges, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit.

Other expense, net, for 2006 includes restructuring costs, asset impairment and lease cancellation charges of $29.8, environmental remediation costs of $13, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5), gain on sale of assets of ($5.3) and gain from curtailment and settlement of a pension obligation of ($1.6).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies a quarterly tax rate to the accounting adjustments in order for the year-to-date tax rate on non-GAAP income to be consistent with the year-to-date GAAP tax rate.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 29, 2007	Dec. 30, 2006	Dec. 29, 2007	Dec. 30, 2006

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,714.0	$1,411.4	$6,307.8	$5,575.9

Income from continuing operations before taxes	$98.0	$113.8	$375.3	$435.2

GAAP Operating Margin	5.7%	8.1%	5.9%	7.8%

Income from continuing operations before taxes	$98.0	$113.8	$375.3	$435.2

Non-GAAP adjustments:
Restructuring costs	11.1	6.5	21.6	21.1
Asset impairment and lease cancellation charges	5.1	3.9	17.5	8.7
Asset impairment charges — acquisition related (1)	—	—	18.4	—
Transition costs associated with Paxar integration (2)	16.8	—	43.0	—
Other (3)	—	(5.3)	1.9	6.4
Interest expense	34.3	13.3	105.2	55.5

Adjusted non-GAAP operating income before taxes and interest expense	$165.3	$132.2	$582.9	$526.9

Adjusted Non-GAAP Operating Margin	9.6%	9.4%	9.2%	9.4%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$79.4	$104.7	$303.5	$373.2
Non-GAAP adjustments, net of taxes:
Restructuring costs	9.0	6.1	17.6	17.6
Asset impairment and lease cancellation charges	4.2	3.6	14.4	7.4
Asset impairment charges — acquisition related	—	—	14.6	—
Transition costs associated with Paxar integration	13.6	—	34.6	—
Other	—	(5.0)	1.8	2.2
Loss (income) from discontinued operations	—	0.4	—	(14.7)

Adjusted Non-GAAP Net Income	$106.2	$109.8	$386.5	$385.7

(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 29, 2007	Dec. 30, 2006	Dec. 29, 2007	Dec. 30, 2006

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.81	$1.04	$3.07	$3.72
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.09	0.06	0.18	0.18
Asset impairment and lease cancellation charges	0.04	0.04	0.14	0.07
Asset impairment charges — acquisition related	—	—	0.15	—
Transition costs associated with Paxar integration	0.14	—	0.35	—
Other	—	(0.05)	0.02	0.02
(Income) from discontinued operations	—	—	—	(0.15)

Adjusted Non-GAAP income per common share, assuming dilution	$1.08	$1.09	$3.91	$3.84

Average common shares outstanding, assuming dilution	98.6	100.4	98.9	100.4

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	2007 YTD includes asset impairment charges primarily related to software assets.

(2)	2007 QTD includes $16.8 of Paxar integration costs and change-in-control costs reported in marketing, general & administrative expense.
2007 YTD includes $39.7 of Paxar integration costs and change-in-control costs reported in marketing, general & administrative expense and $3.3 of inventory step-up impact reported in costs of products sold.

(3)	2007 YTD includes $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of an accrual for a patent lawsuit of ($3.2).

2006 QTD includes gain on sale of assets of ($5.3).
2006 YTD includes $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5), gain on sale of assets of ($5.3) and gain from curtailment and settlement of a pension obligation of ($1.6).
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Fourth Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007(1)	2006(2)	2007	2006

Pressure-sensitive Materials	$890.1	$814.3	$79.0	$74.3	8.9%	9.1%
Retail Information Services	410.7	168.1	1.9	9.6	0.5%	5.7%
Office and Consumer Products	272.2	285.0	56.1	58.6	20.6%	20.6%
Other specialty converting businesses	141.0	144.0	0.2	0.6	0.1%	0.4%
Corporate Expense	N/A	N/A	(4.9)	(16.0)	N/A	N/A
Interest Expense	N/A	N/A	(34.3)	(13.3)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,714.0	$1,411.4	$98.0	$113.8	5.7%	8.1%

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1) Operating income for the fourth quarter of 2007 includes $16.8 of transition costs associated with Paxar integration and $16.2 of restructuring costs, asset impairment and lease cancellation charges; of the total $33, the Pressure-sensitive Materials segment recorded $1, the Retail Information Services segment recorded $26.1, the Office and Consumer Products segment recorded $3.4, the other specialty converting businesses recorded $2.7 and Corporate recorded ($.2).
(2) Operating income for the fourth quarter of 2006 includes restructuring costs, asset impairment and lease cancellation charges of $10.4, partially offset by gain on sale of assets of ($5.3); of the total $5.1, the Pressure-sensitive Materials segment recorded $2.4, the Retail Information Services segment recorded $3.3, the Office and Consumer Products segment recorded ($1.9) and other specialty converting businesses recorded $1.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$79.0	$74.3	8.9%	9.1%
Non-GAAP adjustments:
Restructuring costs	1.0	1.9	0.1%	0.2%
Asset impairment and lease cancellation charges	—	1.6	—	0.2%
Gain on sale of assets	—	(1.1)	—	(0.1%)

Adjusted non-GAAP operating income	$80.0	$76.7	9.0%	9.4%

Retail Information Services
Operating income, as reported	$1.9	$9.6	0.5%	5.7%
Non-GAAP adjustments:
Restructuring costs	6.2	1.8	1.5%	1.1%
Asset impairment and lease cancellation charges	3.1	1.5	0.7%	0.9%
Transition costs associated with Paxar integration	16.8	—	4.1%	—

Adjusted non-GAAP operating income	$28.0	$12.9	6.8%	7.7%

Office and Consumer Products
Operating income, as reported	$56.1	$58.6	20.6%	20.6%
Non-GAAP adjustments:
Restructuring costs	3.4	1.5	1.3%	0.5%
Asset impairment charges	—	0.8	—	0.3%
Gain on sale of assets	—	(4.2)	—	(1.5%)

Adjusted non-GAAP operating income	$59.5	$56.7	21.9%	19.9%

Other specialty converting businesses
Operating income, as reported	$0.2	$0.6	0.1%	0.4%
Non-GAAP adjustments:
Restructuring costs	1.1	1.3	0.8%	0.9%
Asset impairment charges	1.6	—	1.2%	—

Adjusted non-GAAP operating income	$2.9	$1.9	2.1%	1.3%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007(1)	2006(2)	2007	2006

Pressure-sensitive Materials	$3,497.7	$3,236.3	$318.7	$301.6	9.1%	9.3%
Retail Information Services	1,174.5	667.7	(4.0)	45.7	(0.3%)	6.8%
Office and Consumer Products	1,016.2	1,072.0	173.6	187.4	17.1%	17.5%
Other specialty converting businesses	619.4	599.9	25.4	17.3	4.1%	2.9%
Corporate Expense	N/A	N/A	(33.2)	(61.3)	N/A	N/A
Interest Expense	N/A	N/A	(105.2)	(55.5)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$6,307.8	$5,575.9	$375.3	$435.2	5.9%	7.8%

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1) Operating income for 2007 includes $57.5 of asset impairment charges, restructuring costs and lease cancellation charges, $43 of transition costs associated with Paxar integration, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit; of the total $102.4, the Pressure-sensitive Materials segment recorded $13.8, the Retail Information Services segment recorded $74.2, the Office and Consumer Products segment recorded $4.8, the other specialty converting businesses recorded $4.2 and Corporate recorded $5.4.
(2) Operating income for 2006 includes restructuring costs, asset impairment and lease cancellation charges of $29.8, environmental remediation costs of $13, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5), gain on sale of assets of ($5.3) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $36.2, the Pressure-sensitive Materials segment recorded $9.3, the Retail Information Services segment recorded $11.2, the Office and Consumer Products segment recorded ($2.3), the other specialty converting businesses recorded $3.7 and Corporate recorded $14.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$318.7	$301.6	9.1%	9.3%
Non-GAAP adjustments:
Restructuring costs	6.1	7.3	0.2%	0.2%
Asset impairment and lease cancellation charges	10.9	2.7	0.3%	0.1%
Legal accrual related to a patent lawsuit	(3.2)	0.4	(0.1%)	—
Gain on sale of assets	—	(1.1)	—	—

Adjusted non-GAAP operating income	$332.5	$310.9	9.5%	9.6%

Retail Information Services
Operating income, as reported	$(4.0)	$45.7	(0.3%)	6.8%
Non-GAAP adjustments:
Restructuring costs	9.7	9.4	0.8%	1.4%
Asset impairment and lease cancellation charges	3.1	1.8	0.2%	0.3%
Asset impairment charges — acquisition related	18.4	—	1.6%	—
Transition costs associated with Paxar integration	43.0	—	3.7%	—

Adjusted non-GAAP operating income	$70.2	$56.9	6.0%	8.5%

Office and Consumer Products
Operating income, as reported	$173.6	$187.4	17.1%	17.5%
Non-GAAP adjustments:
Restructuring costs	4.1	2.3	0.4%	0.2%
Asset impairment and lease cancellation charges	0.4	0.8	0.1%	0.1%
Expenses related to a divestiture	0.3	—	—	—
Gain on sale of assets	—	(4.2)	—	(0.4%)
Gain from curtailment and settlement of a pension obligation	—	(1.6)	—	(0.1%)
Other	—	0.4	—	—

Adjusted non-GAAP operating income	$178.4	$185.1	17.6%	17.3%

Other specialty converting businesses
Operating income, as reported	$25.4	$17.3	4.1%	2.9%
Non-GAAP adjustments:
Restructuring costs	2.3	2.1	0.4%	0.4%
Asset impairment charges	1.9	1.6	0.3%	0.2%

Adjusted non-GAAP operating income	$29.6	$21.0	4.8%	3.5%

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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Full Year 2008 Estimates)

2008
Guidance
Reconciliation of GAAP to Non-GAAP Earnings Per Share Guidance:

Reported (GAAP) Earnings Per Share	$3.80 - $4.20

Add Back:
Estimated Integration Transition Costs, Restructuring and Asset Impairment Charges (1)	~ $0.35

Adjusted (non-GAAP) Earnings Per Share	$4.15 to $4.55

(1)	Subject to revision as plans are finalized
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Dec. 29, 2007	Dec. 30, 2006

Current assets:
Cash and cash equivalents	$71.5	$58.5
Trade accounts receivable, net	1,113.8	910.2
Inventories, net	631.0	496.9
Other current assets	242.0	221.1

Total current assets	2,058.3	1,686.7
Property, plant and equipment, net	1,591.4	1,309.4
Other assets	2,597.0	1,328.8

	$6,246.7	$4,324.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$1,110.8	$466.4
Accounts payable	679.2	630.1
Other current liabilities	676.8	602.3

Total current liabilities	2,466.8	1,698.8
Long-term debt	1,145.0	501.6
Other long-term liabilities	640.6	428.3
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	781.1	881.5
Retained earnings	2,290.2	2,155.6
Accumulated other comprehensive income (loss)	89.7	(50.1)
Cost of unallocated ESOP shares	(3.8)	(5.7)
Employee stock benefit trusts	(428.8)	(602.5)
Treasury stock at cost	(858.2)	(806.7)

Total shareholders’ equity	1,994.3	1,696.2

	$6,246.7	$4,324.9

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 29, 2007	Dec. 30, 2006

Operating Activities:
Net income	$303.5	$373.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	184.1	154.3
Amortization	50.5	43.6
Deferred taxes	(28.1)	(7.3)
Asset impairment and net loss (gain) on sale and disposal of assets	44.0	(7.8)
Stock-based compensation	21.6	24.1
Other non-cash items, net	(15.4)	(6.5)

	560.2	573.6
Changes in assets and liabilities, net of the effect of business acquisitions and divestitures	(60.8)	(62.8)

Net cash provided by operating activities	499.4	510.8

Investing Activities:
Purchase of property, plant and equipment	(190.5)	(161.9)
Purchase of software and other deferred charges	(64.3)	(33.4)
Payments for acquisitions	(1,291.9)	(13.4)
Proceeds from sale of assets	4.9	15.4
Proceeds from sale of businesses and investments	—	35.4
Other	(1.4)	3.0

Net cash used in investing activities	(1,543.2)	(154.9)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	792.2	(137.8)
Additional borrowings (maturities longer than 90 days)	688.8	—
Payments of debt (maturities longer than 90 days)	(222.0)	(2.3)
Dividends paid	(171.8)	(171.8)
Purchase of treasury stock	(63.2)	(157.7)
Proceeds from exercise of stock options, net	36.2	54.1
Other	(4.8)	17.7

Net cash provided by (used in) financing activities	1,055.4	(397.8)

Effect of foreign currency translation on cash balances	1.4	1.9

Increase (decrease) in cash and cash equivalents	13.0	(40.0)

Cash and cash equivalents, beginning of year	58.5	98.5

Cash and cash equivalents, end of year	$71.5	$58.5

2006 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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